CUSIP No. 89856T104	13G	Page 13 of 14

Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Class A Ordinary Shares of TuanChe Limited.

February 14, 2019
Date

Highland Capital Partners 9 Limited Partnership

By:	Highland Management Partners 9 Limited Partnership, its General Partner

By:	Highland Management Partners 9, LLC, its General Partner

By:	/s/ Jessica Healey
Authorized Manager

Highland Capital Partners 9-B Limited Partnership

By:	Highland Management Partners 9 Limited Partnership, its General Partner

By:	Highland Management Partners 9, LLC, its General Partner

By:	/s/ Jessica Healey
Authorized Manager

Highland Entrepreneurs’ Fund 9 Limited Partnership

By:	Highland Management Partners 9 Limited Partnership, its General Partner

By:	Highland Management Partners 9, LLC, its General Partner

By:	/s/ Jessica Healey
Authorized Manager

Highland Management Partners 9 Limited Partnership

By:	Highland Management Partners 9, LLC, its General Partner

By:	/s/ Jessica Healey
Authorized Manager

CUSIP No. 89856T104	13G	Page 14 of 14

Highland Management Partners 9, LLC

By:	/s/ Jessica Healey
Authorized Manager